UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 8, 2011

SONIC AUTOMOTIVE, INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

1-13395	56-201079
(Commission File Number)	(IRS Employer Identification No.)

6415 Idlewild Road, Suite 109 Charlotte, North Carolina	28212
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (704) 566-2400

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On July 8, 2011, Sonic Automotive, Inc. (“Sonic”) entered into an amended and restated syndicated credit agreement dated July 8, 2011 with Bank of America, N.A., as administrative agent and Bank of America, N.A., Mercedes Benz Financial Services USA LLC, BMW Financial Services NA, LLC, Toyota Motor Credit Corporation, JPMorgan Chase Bank, N.A., Wells Fargo, National Association, Comerica Bank, US Bank, National Association, Capital One, N.A., VW Credit, Inc. and World Omni Financial Corp., as lenders and Bank of America, N.A., and Wells Fargo Bank National Association, as letter of credit issuer (the “Revolving Facility”). The Revolving Facility matures on August 15, 2016.

The Revolving Facility has a borrowing limit of $175 million, which may be expanded up to $225 million in total credit availability upon satisfaction of certain conditions. The Revolving Facility is available for acquisitions, capital expenditures, working capital and general corporate purposes. The amount available for borrowing under the Revolving Facility is reduced on a dollar-for-dollar basis by the aggregate face amount of any outstanding letters of credit under the Revolving Facility and is subject to compliance with a borrowing base. The borrowing base is calculated based on the value of eligible accounts, eligible inventory, eligible equipment and 5,000,000 shares of common stock of Speedway Motorsports, Inc. (“SMI”) pledged as collateral by one of our affiliates, Sonic Financial Corporation (“SFC”). Amounts outstanding under the Revolving Facility bear interest at (i) a specified percentage above LIBOR (as defined in the Revolving Facility) ranging from 2.00% per annum to 2.75% per annum (but, in any case, not less than 2.50% per annum through the end of the third quarter of 2011) according to a performance-based pricing grid determined by Sonic’s Consolidated Total Lease Adjusted Leverage Ratio (as defined in the Revolving Facility) as of the last day of the immediately preceding fiscal quarter (the “Performance Grid”) or (ii) a specified percentage above the Base Rate (as defined in the Revolving Facility), ranging from 1.00% per annum to 1.75% per annum (but, in any case, not less than 1.50% per annum through the end of the third quarter of 2011) according to the Performance Grid. In addition, there is a quarterly commitment fee payable by Sonic on the unused portion of the Revolving Facility ranging from 0.30% per annum to 0.50% per annum (but, in any case, not less than 0.35% through the end of the third quarter of 2011) according to the Performance Grid.

In connection with the Revolving Facility, Sonic, its subsidiaries or its affiliates, as applicable, entered into various collateral documents. These documents include an amended and restated security agreement, an amended and restated escrow and security agreement and amended and restated securities pledge agreements (the “Collateral Documents”) with Bank of America, N.A., as administrative agent. Under the Collateral Documents, outstanding obligations under the Revolving Facility are secured by a pledge of substantially all of Sonic’s personal property and the personal property of substantially all of Sonic’s domestic subsidiaries, and by the pledge of 5,000,000 shares of common stock of SMI by SFC. The Collateral Documents also provide for the pledge of the franchise agreements and stock or equity interests of Sonic’s dealership franchise subsidiaries, except for those dealership franchise subsidiaries where the applicable manufacturer prohibits such a pledge, in which cases the stock or equity interests of the dealership franchise subsidiary is subject to an escrow arrangement with the administrative agent. Substantially all of Sonic’s domestic subsidiaries also guarantee Sonic’s obligations under the Revolving Facility under the terms of an amended and restated guaranty agreement with Bank of America, N.A., as administrative agent, entered into in connection with the Revolving Facility.

The Revolving Facility contains certain negative covenants, including covenants which could restrict or prohibit indebtedness, liens, payment of dividends and other restricted payments, capital expenditures and material dispositions and acquisitions of assets as well as other customary covenants and default provisions. Financial covenants include required specified ratios (as each is defined in the Revolving Facility) of:

Covenant
	Consolidated Liquidity Ratio	Consolidated Fixed Charge Coverage Ratio	Consolidated Total Lease Adjusted Leverage Ratio
Through March 30, 2012	>1.05	>1.15	<5.50
March 31, 2012 and thereafter	>1.10	>1.20	<5.50

The Revolving Facility contains events of default, including cross-defaults to other material indebtedness, change of control events and events of default customary for syndicated commercial credit facilities. Upon the occurrence of an event of default, Sonic could be required to immediately repay all outstanding amounts under the Revolving Facility.

The maturity date of the Revolving Facility may in certain circumstances be accelerated (the “Springing Maturity Date”) if Sonic does not maintain either a certain share price for Sonic’s common stock or certain liquidity levels during enumerated periods of time prior to the maturity date (including dates upon which Sonic may be compelled to purchase such indebtedness) of certain indenture indebtedness or other indebtedness with an outstanding balance in excess of $35 million. In addition, availability of the Revolving Facility may be curtailed during enumerated periods related to any Springing Maturity Date.

On July 8, 2011, Sonic and certain of its subsidiaries also entered into a syndicated floorplan credit facility (the “Floorplan Facility”) with Bank of America, N.A., as administrative agent, and Bank of America, N.A., JPMorgan Chase Bank, N.A., Wells Fargo Bank, National Association, U.S. Bank, National Association, Capital One, N.A., Mercedes Benz Financial Services USA LLC and Comerica Bank, as lenders. The Floorplan Facility is comprised of a new vehicle revolving floorplan facility in an amount up to $500 million (the “New Vehicle Floorplan Facility”) and a used vehicle revolving floorplan facility in an amount up to $80 million, subject to compliance with a borrowing base (the “Used Vehicle Floorplan Facility”). Sonic may, under certain conditions, request an increase in the Floorplan Facility by up to $175 million, which shall be allocated between the New Vehicle Floorplan Facility and the Used Vehicle Floorplan Facility as Sonic requests, with no more than 15% of the aggregate commitments allocated to the commitments under the Used Vehicle Floorplan Facility.

The New Vehicle Floorplan Facility provides availability to finance new vehicle inventory pursuant to borrowing requests or new vehicle drafts presented by specific vehicle manufacturers or distributors. The Used Vehicle Floorplan Facility provides availability to finance the acquisition of used vehicle inventory, other working capital and capital expenditures and for other lawful purposes. The Floorplan Facility matures on August 15, 2016. Amounts outstanding under the New Vehicle Floorplan Facility bear interest at an annual rate equal to (i) 1.50% above LIBOR (as defined in the Floorplan Facility), or (ii) 0.50% above the Base Rate (as defined in the Floorplan Facility). In addition, there is a quarterly commitment fee payable by Sonic on the unused portion of the New Vehicle Floorplan Facility equal to 0.20% per annum. Amounts outstanding under the Used Vehicle Floorplan Facility bear interest at an annual rate equal to (i) 1.75% above LIBOR or (ii) 0.75% above the Base Rate. In addition, there is a quarterly commitment fee payable by Sonic on the unused portion of the Used Vehicle Floorplan Facility equal to 0.25% per annum.

Under the terms of the amended and restated security agreement entered into in connection with the Floorplan Facility and guaranty agreements entered into by Sonic and certain of its subsidiaries in connection with the Floorplan Facility, outstanding obligations under the Floorplan Facility are guaranteed by Sonic and certain of its subsidiaries and are secured by a pledge of substantially all of Sonic’s personal property and the personal property of certain of Sonic’s domestic subsidiaries, subject to the same limitations as are contained in the Revolving Facility with respect to the pledging of franchise agreements and stock or equity interests of applicable Sonic’s dealership franchise subsidiaries where such pledges are prohibited by the applicable manufacturer.

The Floorplan Facility contains certain negative covenants, including covenants which could restrict or prohibit indebtedness, liens, payment of dividends and other restricted payments, capital expenditures and material dispositions and acquisitions of assets as well as other customary covenants and default provisions. Financial covenants include required specified ratios (as each is defined in the Floorplan Facility) of:

Covenant
	Consolidated Liquidity Ratio	Consolidated Fixed Charge Coverage Ratio	Consolidated Total Lease Adjusted Leverage Ratio
Through March 30, 2012	>1.05	>1.15	<5.50
March 31, 2012 and thereafter	>1.10	>1.20	<5.50

The Floorplan Facility contains events of default, including cross-defaults to other material indebtedness, change of control events and events of default customary for syndicated commercial credit facilities. Upon the occurrence of an event of default, Sonic could be required to immediately repay all outstanding amounts under the Floorplan Facility.

The Floorplan Facility has comparable provisions to the Revolving Facility with respect to a possible springing maturity date should certain preconditions occur.

Certain of the Lenders under the Revolving Facility are also parties to the Floorplan Facility and/or various floor plan arrangements with Sonic and its subsidiaries. Sonic and its affiliates also have commercial banking, investment banking, mortgage financing, retail lending and other lending relationships with certain of the lenders under the Revolving Facility, Floorplan Facility and the separate floor plan credit arrangements, and/or affiliates of such lenders. For some of these lending arrangements for the benefit of certain Sonic affiliates, the particular lending arrangement is secured by Sonic common stock held by the particular affiliate. Sonic has also entered into derivative transactions with certain of the lenders under the Revolving Facility and Floorplan Facility or their affiliates, including interest rate swaps.

Item 2.01. Completion of Acquisition or Disposition of Assets.

The disclosure required by this item and contained elsewhere in this Form 8-K is incorporated by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure required by this item and contained elsewhere in this Form 8-K is incorporated by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SONIC AUTOMOTIVE, INC.

By:	/s/ Stephen K. Coss
Stephen K. Coss
Senior Vice President and General Counsel

Dated: July 13, 2011

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